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                                                                  Exhibit (a)(5)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                TSI INCORPORATED
                                       BY
                             JJF ACQUISITION, INC.
                                       AT
                          $14.00 NET PER SHARE IN CASH
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, AUGUST 11, 1999, UNLESS THE OFFER IS EXTENDED. SHARES WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                                   July 12, 1999

To Our Clients:

    Enclosed for your consideration is the Offer to Purchase, dated July 12, 1999 (the "Offer to Purchase") and the Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") relating to an offer by JJF Acquisition, Inc. ("Purchaser"), to purchase all outstanding shares of common stock, par value $0.10 per share (the "Shares"), of TSI Incorporated, a Minnesota corporation (the "Company"), as of the Expiration Date (as defined in the Offer to Purchase) at a purchase price of $14.00 per Share, net to the seller in cash, without interest thereon (the "Offer Price") upon the terms and subject to the conditions set forth in the Offer to Purchase.

    If a shareholder desires to tender Shares pursuant to the Offer and such shareholder's certificates representing Shares are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, such Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

    A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares held by us for your account. We request instructions as to whether you wish to tender any or all of such Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The tender price is $14.00 per Share, net to the seller in cash without interest.

        2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, August 11, 1999, unless the Offer is extended to a later date and time. Shares which are tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date.

        3.  The Offer is being made for all of the outstanding Shares.

        4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration date that number of shares, which, when added to the
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    number of shares beneficially owned by Purchaser and its affiliates, represents a majority of the total number of outstanding shares of the Company on a fully diluted basis (the "Minimum Tender Condition"), (2) the Purchaser being satisfied, in its sole discretion, that the Company's shareholders have amended the Company's Bylaws to opt out of the Minnesota Control Share Acquisition Act and that Purchaser has voting rights in all shares acquired pursuant to the Offer (the "Control Share Condition"), (3) the Purchaser being satisfied, in its sole discretion, that the Company has taken appropriate measures such that the Offer is approved in accordance with the Minnesota Business Combination Act (the "Business Combination Condition"), (4) the election by shareholder vote, of Purchaser's director nominees at the 1999 Annual Meeting of Shareholders (the "Election Condition"), (5) the Purchaser being satisfied, in its sole discretion, that the Company's shareholders at their July 22, 1999 Annual Meeting have adopted five proposals to amend the Company's Articles of Incorporation and Bylaws which are designed to limit the Company's ability to take various defensive measures to hinder or prevent the Company's shareholders from considering this or other acquisition offers (the "Bylaw and Article Proposals") and (6) Purchaser being satisfied, in its sole discretion, that it has obtained sufficient financing to enable it to consummate the Offer (the "Financing Condition").

        5. Shareholders who tender Shares will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

    The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, the Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Manager (as defined in the Offer to Purchase) or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares please complete, sign and return to us the form set forth below. An envelope to return your instructions to us is enclosed. Your instructions to us should be forwarded in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

                     INSTRUCTIONS WITH RESPECT TO THE OFFER
          TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                TSI INCORPORATED

    The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated July 12, 1999, and the Letter of Transmittal (which, together as amended from time to time constitute the "Offer") relating to the offer by JJF Acquisition, Inc. (the "Purchaser"), to purchase all outstanding shares of common stock (the "Shares"), par value $0.10 per share, of TSI Incorporated a Minnesota corporation (the "Company").

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    This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES TO BE                         SIGN HERE
  TENDERED:*

                                               --------------------------------------------

SHARES:                                        --------------------------------------------
                                               Signature

Account Number:                                --------------------------------------------

Dated: , 1999                                  --------------------------------------------
                                                 Please Print Name(s) and address(es) here

                                               --------------------------------------------
                                                      Area Code and Telephone Number

                                               --------------------------------------------
                                                   Tax Identification or Social Security
                                                                 Number(s)

* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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